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                                                                   EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-22035, 333-17473, and 333-75767 of Illinois Tool Works, Inc. on Form S-8,
Registration Statement Nos. 33-5780 and 333-70691 of Illinois Tool Works Inc.
on Form S-3, and Registration Statement Nos. 33-302671, 333-25471, and 333-88801 of Illinois Tool Works Inc. on Form S-4 of our report dated January 24, 2000 (relating to the consolidated financial statements of Premark International, Inc., not presented separately herein) included in this Annual Report on Form 10-K of Illinois Tool Works Inc. for the year ended December 31, 1999.



                                                   ERNST & YOUNG LLP

Chicago, Illinois
March 29, 2000